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Exhibit 10.27

LOAN AGREEMENT

(Kinsen Shohi Taishaku Keiyaku Shosho)

    LOAN AGREEMENT, dated as of November 9, 2001, made by SILICON GRAPHICS, INC., a Delaware corporation ("SGI-US"), and SILICON GRAPHICS WORLD TRADE B.V., a private limited company incorporated in the Netherlands ("SGI-BV"), in favor of SGI JAPAN, LTD, a Japanese corporation ("Lender"). SGI-US and SGI-BV are referred to herein individually as a "Borrower" and collectively as the "Borrowers".

RECITALS

    A. WHEREAS, Lender has made advances to the Borrowers or their Affiliates and all of the obligations relating to the repayment of such advances have been assumed by the Borrowers, and Lender and the Borrowers desire to enter into this Agreement to evidence the amounts owing by the Borrowers to Lender and to set forth the terms of repayment and other applicable terms and conditions.

    B. WHEREAS, SGI-BV is the record and beneficial owner of 40% of the issued and outstanding capital stock of Lender, and pursuant to the Pledge Agreement dated the date hereof (the "Pledge Agreement") by SGI-BV for the benefit of Lender and NEC Corporation ("NEC"), SGI-BV, in its capacity as pledgor thereunder ("Pledgor") is pledging all of its ownership interest in the shares of capital stock of Lender to Lender and to NEC as collateral security for the obligations of the Borrowers under this Agreement and the obligations of Pledgor and the Borrowers in respect of a Buyback Event under the Stockholders' Agreement, dated as of the date hereof (the "Stockholders' Agreement") by and among the Borrowers, Lender, Silicon Graphics World Trade Corporation, NEC and NEC Soft ("NEC Soft").

    NOW, THEREFORE, in consideration of the premises, the Borrowers hereby agree with Lender, as follows:

1.  The Loan

    The Borrowers hereby acknowledge their joint and several obligation to pay to Lender an amount determined as set forth on Schedule 1 attached hereto (the "Loan"), together with interest thereon as provided herein, and all other amounts payable to Lender from time to time hereunder.

2.  Repayment

    The Borrowers jointly and severally agree to repay the entire principal amount of the Loan in accordance with the amortization schedule set forth on Schedule 2 attached hereto (the "Amortization Schedule") or, if any payment date set forth on the Amortization Schedule is not a Business Day, on the next succeeding Business Day to occur after such payment date; provided, however, that the entire unpaid principal balance of the Loan shall be due and payable in full on the Maturity Date. Notwithstanding anything herein to the contrary, the entire unpaid principal balance of the Loan, and any accrued and unpaid interest thereon, shall be immediately due and payable upon the earlier to occur of (i) the Maturity Date and (ii) the acceleration of the Loan pursuant to Section 8 hereof. As used herein, "Maturity Date" means December 31, 2004.

3.  Interest

  (a)
  The principal amount of the Loan remaining unpaid from time to time shall bear interest (i) from the date hereof until the Interim Period End Date, at a rate of two and seven one-hundredths percent (2.07%) per annum (the "Interim Interest Rate") and (ii) from the Interim Period End Date, until paid in full, at a rate of ten percent (10%) per annum (the

    "Interest Rate"). All interest on this Loan shall be calculated on the basis of a 365 day year and the actual number of days elapsed. Accrued interest on all amounts outstanding hereunder shall be payable on each March 31, June 30, September 30 and December 31 of each year, commencing on March 31, 2002 or, if any such date is not a Business Day, on the next succeeding Business Day to occur after such date. The Borrowers agree to pay all outstanding amounts of interest on the Maturity Date.

  (b)
  If an Event of Default shall occur, then, in lieu of interest payable under Section 3(a), interest shall accrue on the unpaid principal amount of the Loan and, to the extent permitted by law, on any other amount due under this Agreement, from and including the date such Event of Default occurred until such Event of Default is cured or waived in writing by Lender or all past due payments are made, at a rate per annum equal to two percent (2%) per annum above the Applicable Interest Rate. Accrued interest payable under this Section 3(b) shall be payable on demand of Lender.

  (c)
  Notwithstanding anything herein to the contrary, the interest payable by the Borrowers with respect to the Loan shall not exceed the maximum amount permitted by applicable law and, to the extent that any payments in excess of such permitted amount are received by Lender, such excess shall be considered payments in respect of the principal amount of the Loan.

4.  Payments

    Principal amount of the Loan and interest hereunder shall be payable to Lender without set-off or counterclaim in lawful money of Japan in immediately available funds to the bank account of Lender as notified in writing to the Borrowers.

5.  Prepayment

  (a)
  At their option, the Borrowers may prepay the Loan together with accrued and unpaid interest thereon in whole or in part at any time (the "Optional Redemption"). If the Borrowers exercise such Optional Redemption, there shall be no prepayment penalty or premium. Unless otherwise agreed by the Borrowers, all prepayments shall be applied to reduce scheduled payments of the principal amount of the Loan in order of stated maturity.

  (b)
  The Borrowers shall prepay the Loan in full together with all accrued and unpaid interest thereon prior to or concurrently with the consummation of any SGI Change of Control (as defined in the Stockholders' Agreement).

  (c)
  Any amounts required to be paid by Borrowers pursuant to Borrowers' guarantee of the Existing Loans shall be deemed to be a prepayment on the Loan pursuant to this Section 5. In addition, so long as Borrowers' guarantee of the Existing Loans remains in effect, Borrowers may elect, upon written notice to Lender, to effect prepayments under Section 5(a) or 5(b) by making a prepayment in respect of the Existing Loans directly to the lenders under the Existing Loans (the "Bank Lenders"); provided, that prepayments are then permitted pursuant to the terms of the Existing Loans, and subject to the condition that concurrently with any such prepayment to the Bank Lenders, Borrowers shall pay to the Bank Lenders the full amount of any penalties or other charges payable in connection with such prepayment (it being understood that the amount of any such penalties or charges shall be excluded from the calculation of the amount to be applied in prepayment of the principal of and interest on the Loan).

6.  Representations and Warranties

    The Borrowers hereby jointly and severally represent and warrant to Lender as follows:

  (a)
  Organization; Power and Authority. Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and lawful authority to own, lease and operate its properties and to carry on its business as now being and heretofore conducted. Each Borrower is duly qualified or otherwise authorized to transact business and is in good standing under the laws of all other jurisdictions that require such qualification or authorization, except where the failure to so qualify or be authorized could not reasonably be expected to have a Material Adverse Effect.

  (b)
  Authorization, etc. Such Borrower has all necessary corporate power and authority required to enter into, execute and deliver this Agreement and to perform fully such Borrower's obligations hereunder. This Agreement has been duly authorized by all necessary corporate action on the part of each Borrower, and constitutes a legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

  (c)
  Compliance with Laws, Other Instruments, etc. The execution, delivery and performance by each Borrower of this Agreement will not (i) violate any provision of the Certificate or Articles of Incorporation or other material organizational instruments of such Borrower, (ii) require such Borrower to obtain any consent, approval, authorization or action of, or make any filing with or give any notice to, any Governmental Authority or any other Person, other than consents, approvals, authorizations or actions already obtained or taken (iii) violate, conflict with or result in the breach of any of the terms and conditions of, result in a material modification of the effect of, or otherwise cause the termination or give any contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any material contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, mortgage, license, franchise, commitment or other binding arrangement to which such Borrower is a party or by or to which such Borrower or any of its properties is or may be bound or subject, or result in the creation of any Lien upon any of the properties of such Borrower, (iv), violate any order, judgment, injunction, award, decree or ruling of any nature of any Governmental Authority, or any law, statute, code, ordinance, regulation or other requirement of any Governmental Authority, applicable to such Borrower.

7.  Covenants

    In addition to the other undertakings herein contained, the Borrowers hereby covenant to Lender that so long as any amount payable hereunder is outstanding the Borrowers shall perform the following obligations:

  (a)
  Compliance with Law. Each Borrower will comply with all laws, ordinances or governmental rules or regulations to which it is subject, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

  (b)
  Existence. Each Borrower shall at all times preserve and keep in full force and effect its corporate existence.

  (c)
  Information. The Borrowers shall deliver to Lender:

  (i)
  if and when filed and within 5 days of filing, Form 10-Q quarterly reports, Form 10-K annual reports, Form 8-K current reports or comparable annual or periodic reports and any other filings made by either Borrower with the U.S. Securities and Exchange Commission or comparable regulatory body of any other jurisdiction;

  (ii)
  any other information that is provided by either Borrower to its shareholders generally, promptly upon delivery;

  (iii)
  as soon as either Borrower has knowledge of any event or condition that constitutes an Event of Default hereunder or a default or event of default under the Foothill Loan and Security Agreement or other agreement evidencing, securing or otherwise relating to Indebtedness of either Borrower in an amount exceeding $25 million, notice thereof and a statement of the curative action that the Borrowers propose to take with respect thereto; and

  (iv)
  Upon request of Lender, any other report reasonably requested relating to the financial condition of either Borrower.

  (d)
  Additional Indebtedness. SGI-US shall not create, incur, assume, permit, guarantee or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness or permit any Subsidiary to do the same, except such Indebtedness the amount of which does not, in the aggregate, exceed $414,983,000; provided, that with respect to Indebtedness outstanding on the date hereof and denominated in non-U.S. currency, any increase in the dollar value of such Indebtedness that is attributable to currency exchange fluctuations shall be excluded for the purpose of this provision.

  (e)
  Liens. SGI-US shall not create, incur, assume, permit to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, or permit any Subsidiary to do the same except: (i) Liens under the Foothill Loan Documents and any refinancings, renewals or extensions thereof; (b) any Lien of a type that is expressly permitted by the terms of the Foothill Loan Documents or, if the Foothill Loan Documents are refinanced, renewed or extended, by the terms of such refinancing, renewal or extension thereof (in each case, without regard to any waiver of such terms by the lenders); and (c) if the Foothill Loan Documents or any refinancing, renewal or extension thereof terminate and are no longer in effect, any Lien of a type that would have been permitted if created during the effectiveness of the Foothill Loan Documents or such refinancing, renewal or extension.

  (f)
  Reorganization, Recapitalization, Reclassification, Liquidation. SGI-US shall not and shall not permit SGI-BV to (i) enter into any reorganization or recapitalization, except for transactions that do not materially diminish Lender's rights and protections under this Agreement, and that do not result in a deterioration in the credit quality of the Borrowers taken as a whole or expose the Lender to additional credit risk, (ii) reclassify its capital stock other than pursuant to the terms thereof, or (iii) liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

  (g)
  Distributions. Neither SGI-US nor (unless SGI-BV is at the time a direct or indirect wholly owned subsidiary of SGI-US) SGI-BV shall make any distribution or declare and pay any dividends (in cash or other property, other than common stock and other than the distribution to shareholders of interests in SGI's Alias/Wavefront business) on, or purchase, acquire, redeem or retire any of such Borrower's capital stock, of any class, whether now or hereafter outstanding.

  (h)
  Further Documents. Each Borrower shall execute all such other documents and instruments and do all such other acts and things as Lender may from time to time reasonably require to carry out the transactions contemplated herein.

8.  Events of Default

    Except upon the occurrence of an event under (d), (e) or (g) below, whereupon the Loan and all accrued and unpaid interest thereon shall become immediately due and payable without notice or declaration by Lender, Lender may, by written notice to the Borrowers, declare the Loan immediately due and payable, whereupon the Loan, all accrued and unpaid interest thereon, and all other sums due hereunder shall become immediately due and payable without protest, presentment, demand or notice (except the notice referred to above in this Section 8) or without petition to any court, all of which are expressly waived by the Borrowers, if any of the following events (each an "Event of Default") shall occur:

  (a)
  principal amount of the Loan or interest due under this Agreement shall not be paid as and when due, whether at maturity, by acceleration or otherwise; or

  (b)
  any representation by the Borrowers herein or by Pledgor in the Pledge Agreement shall prove to be false or incorrect in any material respect as of the date made; or

  (c)
  Either Borrower shall default in any material respect in the due performance of any term or covenant of this Agreement or Pledgor shall default in any material respect in the due performance of any term or covenant of the Pledge Agreement (which is not the subject of another subsection of this Section 8) which default, if remediable, shall continue unremedied for a period of thirty (30) days after the earlier of (i) the day an officer of either Borrower or Pledgor obtains actual knowledge of such default, and (ii) the day Lender gives written notice of such default to the Borrowers (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (c) of this Section 8); or

  (d)
  Either Borrower shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator for itself or any of its assets or properties, (ii) admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or any answer admitting the material allegations of a petition filed against it in any proceeding under any such law or action shall be taken by Borrower for the purpose of effecting any of the foregoing, (v) have commenced against it any case, proceeding or other action of a nature described in (i) through (iv) above which remains undismissed for a period of sixty (60) days, (vi) be adjudicated a bankrupt or insolvent, including by entry of an order in any case, proceeding or other action of a nature described in (i) through (iv) above or (vii) take or be subject to any action similar to those specified in clauses (i) through (vi) in any jurisdiction; or

  (e)
  an order, judgment or decree shall be entered with respect to either Borrower or all or a substantial part of the assets of such Borrower, appointing a receiver, trustee or liquidator of such Borrower, or any similar order, judgment or decree shall be entered or appointment made in any jurisdiction, and such order, judgment or decree or appointment shall continue unstayed and in effect for a period of sixty (60) days; or

  (f)
  a final judgment or judgments for the payment of money aggregating in excess of US$25,000,000 are rendered against either Borrower and which judgments are not, within sixty

    (60) days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; or

  (g)
  (i) either Borrower shall fail to pay when due, or within any applicable period of grace, any payment in respect of any obligation for borrowed money or other Indebtedness in an amount greater than $25 million, or (ii) any Indebtedness of such Borrower in an amount greater than $25 million shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof.

  (h)
  this Agreement or the Pledge Agreement shall for any reason, fail or cease to create a valid and perfected, first priority Lien on and security interest in and to the Collateral.

  (i)
  any material provision of this Agreement or the Pledge Agreement shall at any time for any reason be declared null and void, or the validity or enforceability thereof shall be contested by the Borrowers in a proceeding commenced by either Borrower, or by any Governmental Authority having jurisdiction over either Borrower, seeking to establish the invalidity or unenforceability thereof.

9.  Application of Payments

    Each payment or prepayment received by Lender hereunder, except as expressly set forth herein, shall be applied, first, to the payment of accrued interest on the Loan to the date of such payment and second, to the payment of the principal amount of the Loan.

10. Additional Definitions

    As used herein, the following terms have the respective meanings set forth below:

    "Affiliate" or "Affiliates" means, with respect to any Person, at any time, any other Person that, directly or indirectly through one or more intermediaries controls, or is controlled by or is under common control with such Person. For the purpose of this definition, "control" (including the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract, agency or otherwise.

    "Applicable Interest Rate" means, prior to the Interim Period End Date, the Interim Interest Rate and, after the Interim Period End Date, the Interest Rate.

    "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Tokyo, Japan or the City of New York are authorized or required by law or executive order to close.

    "Existing Loans" means the loans made pursuant to (i) the Banking Transaction Contract, dated February 21, 1992, between Sumitomo Mitsui Banking Corporation (as the successor to The Sumitomo Bank, Limited) and Lender and (ii) the Loan Agreement, dated December 20, 1996, between The Dai-Ichi Kangyo Bank, Ltd. and Lender.

    "Foothill Loan and Security Agreement" means the Loan and Security Agreement, dated as of April 10, 2001, by and among SGI-US, each of SGI-US's subsidiaries signatory thereto, the lenders party thereto, Foothill Capital Corporation, as arranger and administrative agent, and Bank of America, N.A., as documentation agent.

    "Foothill Loan Documents" means the Foothill Loan and Security Agreement and the other Loan Documents referred to therein, as the same may be supplemented, amended or otherwise modified from time to time.

    "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

    "Governmental Authority" means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

    "Indebtedness" of a Borrower means (a) all obligations of such Borrower for borrowed money, including pursuant to the Foothill Loan Documents and any refinancings, renewals or extensions thereof, (b) all obligations of such Borrower evidenced by bonds, debentures, notes or other similar instruments and all reimbursement or other obligations of such Borrower in respect of letters of credit (other than letters of credit issued in connection with transactions in the ordinary course of such Borrower's business), bankers acceptances, interest rate swaps or other financial products, (c) all obligations of such Borrower under any lease that is required to be capitalized for financial reporting purposes under GAAP, (d) all obligations or liabilities of others secured by a Lien on any asset of such Borrower, irrespective of whether such obligation or liability is assumed, (e) all obligations of such Borrower for the deferred purchase price of assets (other than trade debt incurred in the ordinary course of such Borrowers' business and repayable in accordance with customary trade practices), and (f) any obligation of a Borrower guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse to such Borrower) any obligation of any other Person.

    "Interim Period End Date" means the earlier to occur of (i) the effective date of any refinancing or extension of the Existing Loans and (ii) December 20, 2001.

    "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, statutory or other lien, charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing).

    "Material Adverse Effect" means a material adverse effect on (a) the properties, business, results of operations or financial condition of either Borrower or (b) the ability of either Borrower to perform its obligations under this Agreement and the Pledge Agreement, or (c) the validity or enforceability of this Agreement and the Pledge Agreement.

    "Person" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity.

    "Stock Purchase Agreement" means the Stock Purchase Agreement dated as of October 26, 2001, among the Borrowers, Silicon Graphics World Trade Corporation, NEC Corporation and NEC Soft, Ltd.

    "Subsidiary" means, with respect to any Person, a corporation or other entity in which such Person directly or indirectly owns or has the power to vote shares of any capital stock or other ownership interests having the power to elect a majority of the directors (or other persons performing similar functions) of such corporation or other entity.

11. Unconditional Obligations

    Except as expressly set forth herein, the obligations of the Borrowers hereunder are unconditional and no reference to any other document or agreement herein is intended or shall be deemed to render the Borrowers' obligations hereunder conditional. The illegality or unenforceability of, or the default by any party under, any other document or agreement referred to herein shall not constitute a defense to any claim by Lender for the payment of principal, interest or any other amount hereunder.

12. Modification in Event of Extension of Existing Loans

    From and after the date hereof, SGI-US shall use commercially reasonable efforts to negotiate an extension of the term of the Existing Loans for a period beyond the current due date of December 20, 2001 until at least December 20, 2004, without the provision of a guarantee or other form of credit support from NEC or any of its Affiliates. If SGI-US is able to obtain such an extension on terms and conditions reasonably satisfactory to Lender and NEC, and without the provision of a guarantee or other form of credit support from NEC or any of its Affiliates, then the terms and conditions of this Agreement shall be amended to correspond, as nearly as practicable, to the terms and conditions of such extension (including provisions as to maturity, interest rate and payment, defaults and events of default, representations and warranties and covenants); provided, however, that (1) the Maturity Date will in no event be extended beyond December 20, 2006, and (2) the obligations of Lender hereunder shall continue to be secured by the Collateral (as defined in the Pledge Agreement) pursuant to the terms of the Pledge Agreement, subject only to such modifications thereto as Lender and NEC may in their discretion agree.

13. Further Payment by Lender

    If the Existing Loans are extended beyond December 20, 2001, unless and until SGI-US is relieved of its obligation to guarantee the entire amount of the Existing Loans in connection with or following such extension, then:

  (a)
  if the initial principal amount of the Loan is less than ¥6 billion, the Lender will, on or before February 28, 2002, to the extent it is able to do so under the terms of the Existing Loans, as extended, without incurring any prepayment penalties or other charges, make a payment under the Existing Loans so that, after such payment, the principal balance outstanding under the Existing Loans will, at such time, be no greater than the principal balance outstanding under the Loan; provided, that the Lender shall have no obligation to make the payment contemplated under this Section 13(a) if, in the Lender's reasonable judgment, the working capital reserves of the Lender after such payment would be inadequate; and

  (b)
  At any time that the Borrowers (i) make a scheduled payment of the principal amount outstanding under the Loan pursuant to Section 2 or (ii) make a prepayment of the principal amount outstanding under the Loan pursuant to Section 5(a) or (b), the Lender will, to the extent it is able to do so under the terms of the Existing Loans, as extended, without incurring any prepayment penalties or other charges, make a payment under the Existing Loans so that, after such payment, the principal amount outstanding under the Existing Loans will, at such time, be no greater than the principal amount outstanding under the Loan; provided, that the Lender shall not be required to make any payment under the Existing Loans pursuant to this Section 13(b) in excess of the amount of the prepayment received from the Borrowers.

14. Indemnification

    The Borrowers shall jointly and severally pay, indemnify, and hold Lender harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees and expenses) or disbursements of any kind or nature whatsoever ("Losses") arising out of or in connection with (a) the enforcement of any rights of Lender under this Agreement or the Pledge Agreement, and (b) any claim (whether or not asserted in any legal proceeding), litigation, investigation, arbitration or proceeding relating to this Agreement or the Pledge Agreement (collectively, "indemnified liabilities"); provided, that the Borrowers shall have no obligation hereunder to Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of Lender. The agreements in this section shall survive for twenty-four (24) months after repayment of the Loan and all other amounts payable hereunder.

15. Severability

    If any provision or any portion of any provision of this Agreement shall be held invalid or unenforceable, the validity and enforceability of the remaining portion of such provision and the remaining provisions of this Agreement, and the application thereof to any other Person or circumstance, shall not be affected thereby.

16. Governing Law

    This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of Japan.

17. Submission to Jurisdiction

    The parties hereby irrevocably submit to the exclusive jurisdiction of the Tokyo District Court in any action or proceeding arising out of or relating to this Agreement, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court. Each party hereby irrevocably waives, to the fullest extent that it may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each party irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it at the office of such party set forth for notices hereunder. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

18. Delay, Amendment and Waiver

  (a)
  Lender shall not by any act (except by a written instrument signed by Lender), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Lender, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. A waiver by Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Lender would otherwise have on any future occasion. The remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any remedies that may be available to Lender at law, in equity or otherwise.

  (b)
  Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective only if it is made or given in writing and signed by each of the parties hereto. Any such amendment, supplement, modification, waiver or consent shall be binding upon the parties hereto.

19. Notices

    All notices and other communications pursuant to this Agreement shall be delivered personally, delivered by facsimile or air-mailed by certified or registered mail, postage prepaid, return receipt requested, to the parties, their successors in interest or their assignees at the following address or at such other addresses as the parties may designate by written notice in the manner as aforesaid:

  If to the Borrowers, to:

  Silicon Graphics, Inc.
  1600 Amphitheatre Parkway
  Mountain View, CA 94043-1351
  Telephone: +1 (650) 933-3009
  Facsimile: +1 (650) 933-0298
  Attention: Sandra Escher, Senior Vice President and General Counsel

  with a copy to:

  Davis Polk & Wardwell
  1600 El Camino Real
  Menlo Park, CA 94025
  Telephone: +1 (650) 752-2003
  Facsimile: +1 (650) 752-2112
  Attention:

  If to Lender, to:

  SGI Japan, Ltd.
  Yebisu Garden Place Tower
  4-20-3 Ebisu Shibuya-ku
  Tokyo 150-6031, Japan
  Telephone: +81 (3) 5488-7300
  Facsimile: +81 (3) 5420-7020
  Attention: Norio Izumi, President

  with a copy to:

  SGI Japan, Ltd.
  Yebisu Garden Place Tower
  4-20-3 Ebisu Shibuya-ku
  Tokyo 150-6031, Japan
  Telephone: +81 (3) 5488-6996
  Facsimile: +81 (3) 5420-1867
  Attention: Hisao Hattori, Legal Manager

    A notice shall be deemed given when delivered, in the case of personal delivery or delivery by facsimile, or seven (7) Business Days after mailing in the manner prescribed herein.

20. Entire Agreement

    This Agreement and the Exhibits hereto contain the entire agreement among the parties hereto regarding the matters described herein and supersede all previous and contemporaneous oral and written discussions and all prior agreements and understandings among the parties regarding such matters.

21. Specific Performance

    Without limiting the rights of each party hereto to pursue all other legal and equitable rights available to such party for the other party's failure perform its obligations under this Agreement, the parties hereto acknowledge and agree that the remedy at law for any failure to perform their obligations hereunder would be inadequate and that each of them, respectively, shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

22. Successors and Assigns

    This Agreement shall be binding upon Borrower and its successors and permitted assigns and shall inure to the benefit of Lender and its successors and assigns. Neither Borrower may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of Lender. Lender may sell, assign or transfer this Agreement or any of its rights hereunder to NEC or any of its Affiliates without any requirement of consent by the Borrowers.

23. Counterparts

    This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

24. Expenses

    Except as otherwise specifically provided herein, the parties to this agreement shall bear their respective expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement, including all fees and expenses of agents, representatives, counsel and accountants.

25. Descriptive Headings

    The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered on the date first written above.

BORROWERS:
SILICON GRAPHICS, INC.
By:
Name:
Title:
SILICON GRAPHICS WORLD TRADE B.V.
By:
Name:
Title:
LENDER:
SGI JAPAN, LTD.
By:
Name:
Title:

Schedule 1
Principal Amount of the Loan

    The principal amount of the Loan shall be an amount equal to the lesser of (1) ¥6 billion and (2) the amount of Advanced Payments appearing on the Closing Cash/Debt Statement (as defined in the Stock Purchase Agreement).

Schedule 21
Amortization Schedule

Payment Date	Payment Amount
March 31, 2002	¥500,000,000
June 30, 2002	¥500,000,000
September 30, 2002	¥500,000,000
December 31, 2002	¥500,000,000
March 31, 2003	¥500,000,000
June 30, 2003	¥500,000,000
September 30, 2003	¥500,000,000
December 31, 2003	¥500,000,000
March 31, 2004	¥500,000,000
June 30, 2004	¥500,000,000
September 30, 2004	¥500,000,000
December 31, 2004	¥500,000,000

1
Subject to adjustment pursuant to Section 7.7(c) of the Stock Purchase Agreement upon completion of all closing adjustments contemplated by Section 2.3 of the Stock Purchase Agreement.

    This Amortization Schedule is hereby accepted and agreed on this      day of      , 2001 by each of the following:

BORROWERS:
SILICON GRAPHICS, INC.
By:
Name:
Title:
SILICON GRAPHICS WORLD TRADE B.V.
By:
Name:
Title:
LENDER:
SGI JAPAN, LTD.
By:
Name:
Title:

QuickLinks

  Exhibit 10.27
LOAN AGREEMENT (Kinsen Shohi Taishaku Keiyaku Shosho)
RECITALS
Schedule 1 Principal Amount of the Loan
Schedule 21 Amortization Schedule